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                                                                    EXHIBIT 3.1


                           THIRD AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                  AVTEAM, INC.

         Pursuant to the provisions of the Florida Business Corporation Act, the corporation hereinafter named hereby adopts the following Third Amended and Restated Articles of Incorporation:

                                    ARTICLE I
                                      NAME

         The name of the corporation is AVTEAM, Inc. (the "Corporation"). The address of the principal office and the mailing address of the Corporation is 3230 Executive Way, Miramar, Florida 33025.

                                   ARTICLE II
                                     PURPOSE

         The purpose for which the Corporation is organized is to engage in the transaction of any lawful business for which corporations may be incorporated under the laws of the State of Florida.

                                   ARTICLE III
                                REGISTERED OFFICE

         The street address of the registered office of the Corporation is: 1201 Hays Street, Tallahassee, Florida 32301, and the registered agent at that address is: Corporation Service Company.

                                   ARTICLE IV
                                  CAPITAL STOCK

         A. AUTHORIZED CAPITAL STOCK. The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is 100,000,000 shares, consisting of (i) 77,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), (ii) 3,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the

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"Common Stock"), and (iii) 20,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided.

         B. SERIES OF PREFERRED STOCK. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

                  (i) The number of the shares constituting that series and the distinctive designation of that series;

                  (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, or payment of shares of that series; and

                  (viii) Any other relative rights, preferences and limitations of that series.

         C. COMMON STOCK. Except as otherwise provided herein, all provisions herein relating to shares of Common Stock shall be deemed to apply to the Class A Common Stock and the Class B Common Stock. The Class A Common Stock and the Class B Common Stock shall



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have the powers, preferences, rights, qualifications, limitations and restrictions set forth below, as the same may be amended from time to time.

         1. VOTING RIGHTS. (a) Each share of Class A Common Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

                  (b) Except as otherwise required by law, the holders of Class B Common Stock shall have no right to vote on any matters to be voted on by the stockholders of the Corporation.

         2. DIVIDENDS. As and when dividends are permitted to be and are declared or paid, with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of any class of Common Stock shall be entitled to receive such dividends pro rata at the same rate per share of each other class of Common Stock; provided that if dividends are declared or paid in shares of Common Stock, the dividends payable to the holders of (i) Class A Common Stock shall be payable in shares of Class A Common Stock and (ii) Class B Common Stock shall be payable in shares of Class B Common Stock.

         3. LIQUIDATION. The holders of the Common Stock shall be entitled to participate pro rata at the same rate per share of each class of Common Stock in all distributions permitted and made to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

         4. CONVERSION.

         (a) CONVERSION OF CLASS A COMMON STOCK. Each holder of Class A Common Stock shall be entitled at any time, if such holder has or is reasonably expected to have a Regulatory Problem, to convert any or all of the shares of such holder's Class A Common Stock into an equal number of shares of Class B Common Stock. For purposes of this Section 4, a holder shall be deemed to have a "Regulatory Problem" when such holder and such holder's affiliates would own, control or have power over a greater quantity of securities of any kind of the Corporation than are permitted under any applicable requirement of any governmental authority, or would not be able to hold an investment or provide financing to the Corporation in compliance with any applicable requirement of any governmental authority.

         (b) CONVERSION OF CLASS B COMMON STOCK. Each holder of Class B Common Stock shall be entitled at any time to convert any or all of the shares of such holder's Class B Common Stock into an equal number of shares of Class A Common Stock unless, as a result of such conversion, such holder would have a Regulatory Problem.




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         (c) CONVERSION OF CLASS B COMMON STOCK UPON A CONVERSION EVENT.

         (i) Each share of Class B Common Stock distributed, transferred or sold in connection with any Conversion Event (as defined below) shall, as of the date of such Conversion Event, be automatically converted into and represent the right to receive, by virtue of the Conversion Event and without any action on the part of any party, an equal number of shares of Class A Common Stock. As of the effective date of the Conversion Event, the right of the holder of the converted Class B Common Stock as such shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

         (ii) For purposes of this Section 4, a "CONVERSION EVENT" shall mean the sale, distribution or transfer of Class B Common Stock in connection with and pursuant to the terms of (A) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a widely distributed public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), including any sale of such securities to a person or persons acting as underwriter with respect to such offering, (B) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 ACT")) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any securities being converted and disposed of in connection with such conversion event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (C) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group or persons would, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, or (D) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Corporation's Board of Directors or a committee thereof). For purpose of this Section 4 "person" shall include any natural person and any Corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization.

         (d) CONVERSION PROCEDURE.

         (i) Except in connection with a Conversion Event, each conversion of shares of one class of Common Stock into shares of the other class of Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Common Stock stating that (A) with respect to a conversion pursuant to Section 4(a), such holder has or reasonably expects to have a Regulatory Problem and desires to convert a stated number of the shares of such Class A Common Stock represented by



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such certificate or certificates into shares of Class B Common Stock and (B)
with respect to a conversion pursuant to Section 4(b), such holder desires to convert a stated number of the shares of Class B Common Stock represented by such certificate or certificates into shares of Class A Common Stock. Except in connection with a Conversion Event, each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class A Common Stock or Class B Common Stock, as the case may be, as such shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock or Class B Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock or Class B Common Stock represented thereby. With respect to a conversion pursuant to Section 4(c) following a Conversion Event, the holder of certificates representing the shares which have been converted in connection with such event, in order to obtain certificates representing the number of shares of Class A Common Stock into which such shares have been converted, shall surrender such certificates at the principal office of the Corporation together with a written notice by the holder of such certificates stating that a Conversion Event has occurred and setting forth the date and nature thereof.

         (ii) Promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class A Common Stock or Class B Common Stock issuable upon such conversion or issued pursuant to such Conversion Event and (b) a certificate representing any Class B Common Stock or Class A Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted pursuant to such notice or a Conversion Event.

         (iii) The issuance of certificates for Class A Common Stock upon conversion of Class B Common Stock and for Class B Common Stock upon conversion of Class A Common Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock or Class B Common Stock, as the case may be; PROVIDED, HOWEVER, that, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Common Stock converted, then the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

         (iv) The Corporation shall at all times reserve and keep available out or its authorized but unissued shares of Class A Common Stock and Class B Common Stock, solely for the purpose of issuance upon the conversion of the outstanding shares of Class B Common Stock, and Class A Common Stock, respectively, such number of shares of Class A Common Stock and Class B Common Stock issuable upon the conversion of all outstanding shares of Class B Common Stock, and Class A Common Stock, as the case may be. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable




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and free from all taxes, liens and charges; PROVIDED, HOWEVER, that, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Common Stock converted, then the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

         (v) STOCK SPLITS. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided or combined in a similar manner.

         5. OPTIONS, RIGHTS OR WARRANTS. The Corporation shall not issue any options, rights or warrants to subscribe for shares of Class B Common Stock.

                                    ARTICLE V
                               BOARD OF DIRECTORS

         A. BOARD OF DIRECTORS. The Corporation's Board shall consist of not less than three nor more than eleven members, with the exact number to be fixed from time to time by resolution of the Board. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

         B. DIRECTOR VACANCIES: REMOVAL. Whenever any vacancy on the Board shall occur due to death, resignation, retirement, disqualification, removal, increase in the number of directors, or otherwise, only a majority of directors in office, although less than a quorum of the entire Board, may fill the vacancy or vacancies for the balance of the unexpired term of terms, at which time a successor or successors shall be duly elected by the shareholders and qualified. Shareholders shall not, and shall have no power to, fill any vacancy on the Board.

         C. SHAREHOLDER NOMINATIONS OF DIRECTORS CANDIDATES. Only persons who are nominated in accordance with the following procedures shall be eligible for elections as directors of the Corporation. Nominations of persons for election to the Board at an annual or special meeting of shareholders may be made by or at the direction of the Board by any nominating committee or person appointed by the Board or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the procedures set forth in this paragraph; provided, however, that nominations of persons for election to the Board at a special meeting may be made only if the election of directors is one of the purposes described in the special meeting notice required by
Section 607.0705 of the Florida Statutes. Nominations of persons for election at annual meetings, other than nominations made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To




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be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than One Hundred Twenty (120) days nor more than One Hundred Eighty (180) days prior to the first anniversary of the date of the Company's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than 30 calendar days earlier than the date contemplated by the previous year's proxy statement, the notice by the shareholder to be timely must be received not later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. The shareholder's notice to the secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director at the annual meeting, (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the proposed nominee, and (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitation for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and
(b) as to the shareholder giving the notice of nominees for election at the annual meeting, (i) the name and record address of the shareholder, and (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the shareholder. The Corporation may require any proposed nominee for election at an annual or special meeting of shareholders to furnish any other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph. The Chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the requirements of this paragraph, and if the Chair should so determine, the Chair shall so declare to the meeting and the defective nomination shall be disregarded.

         D. AMENDMENTS. Notwithstanding anything contained in these Articles of Incorporation to the contrary, this article shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of all capital stock entitled to vote for the election of directors.

                                   ARTICLE VI
                                  SHAREHOLDERS

         A. ACTION BY SHAREHOLDERS WITHOUT MEETING. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders.




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         B. CALL OF SPECIAL SHAREHOLDERS MEETING. Except as otherwise required by law, the Corporation shall not be required to hold a special meeting of shareholders of the Corporation unless in addition to any other requirements of law (i) the holders of not less than fifty percent (50%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held; or (ii) the meeting is called by the Board pursuant to a resolution approved by a majority of the entire Board. Only business within the purpose or purposes described in the special meeting notice required by Section
607.0705 of the Florida Statutes may be conducted at a special shareholders' meeting.

         C. ADVANCE NOTICE OF SHAREHOLDER-PROPOSED BUSINESS FOR ANNUAL MEETING. At an annual meeting of the shareholders, only business properly brought before the meeting shall be conducted. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting or any supplement thereto given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice of the proposed business in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive officers of the Corporation, not less than One Hundred Twenty (120) days nor more than One Hundred Eighty (180) days prior to the first anniversary of the date of the Company's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to more than 30 calendar days earlier than the date contemplated by the previous year's proxy statement, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. The shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting, (ii) the name and record address of the shareholder proposing the business, (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in the business. The Chair of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the requirements of this paragraph and paragraph B, above, and if the Chair should so determine, the Chair shall so declare to the meeting and any business not properly brought before the meeting shall not be transacted.

         D. AMENDMENTS. Notwithstanding anything contained in these Articles of Incorporation to the contrary, this article shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of all capital stock entitled to vote for the election of directors.




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                                   ARTICLE VII
                                 INDEMNIFICATION

         The Corporation shall indemnify and shall advance expenses to its officers and directors to the fullest extent permitted by law in existence now or hereafter.

         IN WITNESS WHEREOF, the undersigned has executed these Third Amended and Restated Articles of Incorporation this ___ day of October, 1997.

                                  /s/ Donald A. Graw
                                  ---------------------------------------------
                                  Name:  Donald A. Graw
                                  Title:  President and Chief Executive Officer